Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-170062) of Vera Bradley, Inc. of our report dated March 29, 2016, included in this Annual Report (Form 10-K) of Vera Bradley, Inc. for the year ended January 30, 2016.

/s/ Ernst & Young LLP

Indianapolis, Indiana
April 3, 2018